EXHIBIT 99.1

Press Release regarding Chief Executive Officer

99.1-1

Valerie C. Carlson
First Vice President, Corporate Communications
203.338.2351 Fax: 203.338.3461
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

SEPTEMBER 14, 2007

PEOPLE’S UNITED FINANCIAL CEO HAS SURGERY

BRIDGEPORT, CONN. – People’s United Financial (NASDAQ: PBCT) today announced that President and Chief Executive Officer, John A. Klein, had undergone surgery to address a recurrence of cancer in the same area where he previously had cancer surgery. He reported in an e-mail to all employees that he was doing well and expects to return to the bank in early October. He stated that he is looking forward to returning to the office and continuing to lead the bank during this exciting period in its history. Mr. Klein also indicated that he would be working from home beginning next week and has been in day-to-day contact with the bank’s executive officers.

People’s United Financial is a diversified financial services company providing consumer and commercial banking services, in addition to insurance, trust and financial advisory services. Its principal subsidiary, People’s United Bank, is a leader in supermarket banking, with 75 of its 159 branches located in Super Stop & Shop stores. Through its subsidiaries, People’s United Financial provides brokerage and financial advisory services, asset management, equipment financing and insurance services.

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